Exhibit 1.1
EXECUTION COPY

3,580,907 Shares
URS CORPORATION
COMMON STOCK, PAR VALUE $0.01 PER SHARE
UNDERWRITING AGREEMENT

December 6, 2005

December 6, 2005
Merrill Lynch, Pierce, Fenner & Smith
                    Incorporated
World Financial Center
North Tower
New York, New York 10281-1201
Dear Sirs and Mesdames:
     Certain shareholders of URS Corporation, a Delaware corporation (the “Company”), named in Schedule I hereto (each, a “Selling Shareholder” and, collectively, the “Selling Shareholders”) severally propose to sell to Merrill Lynch, Pierce, Fenner & Smith Incorporated (the “Underwriter”) an aggregate of 3,580,907 shares of the common stock, par value $0.01 per share, of the Company (the “Shares”), each Selling Shareholder selling the amount set forth opposite such Selling Shareholder’s name in Schedule I hereto. The shares of common stock, par value $0.01 per share, of the Company are hereinafter referred to as the “Common Stock”.
     The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-129233), including a prospectus, relating to the Shares and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the Securities Act (the “Securities Act Regulations”), and has filed with, or transmitted for filing to, or shall promptly hereafter file with or transmit for filing to, the Commission (i) a prospectus supplement (the “Prospectus Supplement”) specifically relating to the Shares pursuant to Rule 424 under the Securities Act of 1933, as amended (the “Securities Act"), and (ii) a related prospectus dated December 5, 2005 (the “Base Prospectus”). Such registration statement has been declared effective by the Commission. Such registration statement, as amended to the date hereof, is referred to herein as the “Registration Statement"; and the Base Prospectus and the Prospectus Supplement, in the form first used to confirm sales of the Shares, are collectively referred to herein as the “Prospectus"; provided, however, that all references to the “Registration Statement” and the “Prospectus” shall also be deemed to include all documents incorporated therein by reference pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act"). If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.
     1. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:
     (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.
     (b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act, and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) the Registration Statement, when it became effective and at its deemed effective date with respect to the Underwriter pursuant to Rule 430B(f)(2) of the Securities Act Regulations, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable Securities Act Regulations, (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (v) as of the Applicable Time, neither (x) the Issuer General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time (as defined below), the Statutory Prospectus (as defined below) and the information included on Schedule II hereto, all considered together (collectively, the “General Disclosure Package”), nor (y) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     As used in this subsection and elsewhere in this Agreement:
     “Applicable Time” means 8:45 a.m. New York time on December 7, 2005 or such other time as agreed by the Company and the Underwriter.
     “Statutory Prospectus” as of any time means the prospectus relating to the Shares that is included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof.
     “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Securities Act Regulations (“Rule 433”), relating to the Shares that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Shares or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form required to be retained in the Company’s records pursuant to Rule 433(g).
     “Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule III hereto.

     “Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.
     Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date that the issuer notified or notifies the Underwriter as described in Section 7(d), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.
     The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use therein.
     (c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.
     (d) Each subsidiary of the Company has been duly incorporated or formed, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation or formation, has the corporate or limited liability company power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock of each subsidiary of the Company that is a corporation and all of the issued limited liability company interests of each subsidiary that is a limited liability company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or beneficially by the Company or through wholly owned subsidiaries of the Company, free and clear of all liens, encumbrances, equities or claims (except in each case as disclosed in the Prospectus).
     (e) This Agreement has been duly authorized, executed and delivered by the Company.
     (f) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus.

     (g) The outstanding shares of Common Stock (including the Shares to be sold by the Selling Shareholders) have been duly authorized and are validly issued, fully paid and non-assessable.
     (h) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.
     (i) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the General Disclosure Package or the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).
     (j) There are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required or described in a document incorporated by reference into the Registration Statement.
     (k) Each preliminary prospectus or preliminary prospectus supplement filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the Securities Act Regulations.
     (l) The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.
     (m) Except as disclosed in the Prospectus, the Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.
     (n) Except as disclosed in the Prospectus, there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.
     (o) Except for the Registration Rights Agreement dated as of August 22, 2002 (the “Registration Rights Agreement”), by and among the Company, Blum Strategic Partners, L.P., Blum Capital Partners, L.P., Carlyle-EG&G, L.L.C. and EG&G Technical Services Holdings, L.L.C., there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.
     (p) The Company and each of its subsidiaries (i) have all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and have made all declarations and filings with, all federal, state, local and other governmental, administrative or regulatory authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use their respective properties and assets and to conduct their respective businesses in the manner described in the Prospectus, except to the extent that the failure to obtain such consents, authorizations, approvals, orders, certificates and permits or make such declarations and filings would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, and (ii) have not received any notice of proceedings relating to revocation or modification of any such consent, authorization, approval, order, certificate or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the Prospectus.
     (q) No material labor dispute exists with the employees of the Company or any of its subsidiaries, except as described in or contemplated by the Prospectus, or, to the Company’s knowledge, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could have a material adverse effect on the Company and its subsidiaries, taken as a whole.
     (r) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to their respective businesses, in each case free and clear of all liens, encumbrances and defects, except such as (i) are described in the Prospectus, (ii) do not materially affect the value of such property or (iii) do not interfere with the use made and proposed to be made of such property by them; and any real property and buildings held under lease by them are held under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by them, in each case except as described in the Prospectus.
     (s) Each of the Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries would individually or in the aggregate reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.
     (t) URS Holdings, Inc., a Delaware corporation (“URS Holdings”); EG&G Technical Services, a Delaware corporation (“EG&G”); URS Corporation, a Nevada corporation (“URS Nevada”); and URS Corporation-New York, a New York corporation (“URS New York”) are the only significant subsidiaries of the Company (calculated on a basis consistent with the term “significant subsidiary” as defined under Regulation S-X promulgated under the Securities Act for the period ended October 31, 2004).
     (u) The financial statements and related notes included in the Registration Statement, the General Disclosure Package and Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements and the notes thereto have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis except as disclosed therein.
     (v) The Company and its subsidiaries maintain systems of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
        There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with Section 402 (related to loans) and Sections 302 and 906 (related to certifications) of the Sarbanes-Oxley Act of 2002 (the

“Sarbanes-Oxley Act”) and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Regulations”), nor has there been any failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any other provision of the Sarbanes-Oxley Act or the Sarbanes-Oxley Regulations.
     2. Representations and Warranties of the Selling Shareholders. Each Selling Shareholder, severally and not jointly, represents and warrants to and agrees with the Underwriter that:
     (a) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder.
     (b) The execution and delivery by such Selling Shareholder of, and the performance by such Selling Shareholder of its obligations under, this Agreement will not contravene any provision of applicable law, or the partnership agreement of such Selling Shareholder (if such Selling Shareholder is a partnership), or the organizational documents of such Selling Shareholder (if such Selling Shareholder is not a partnership) or any agreement or other instrument binding upon such Selling Shareholder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Shareholder, except for any contraventions of an agreement, instrument, judgment, order or decree which would not, individually or in the aggregate, adversely affect such Selling Shareholder’s ability to fulfill its obligations under and consummate the transactions contemplated by this Agreement or result in the creation or imposition of any security interest, lien or other encumbrance on any of the Shares being sold by such Selling Shareholder under this Agreement; and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Shareholder of its obligations under this Agreement, except such as have been obtained or may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.
     (c) Such Selling Shareholder has, and on the Closing Date will have, valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code (the “New York UCC”) in respect of, the Shares to be sold by such Selling Shareholder free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement, and to sell, transfer and deliver the Shares to be sold by such Selling Shareholder or a security entitlement in respect of such Shares.
     (d) Upon (i) the payment for the Shares to be sold by such Selling Shareholder pursuant to this Agreement, (ii) delivery of such Shares, as directed by the Underwriter, to Cede & Co. or such other nominee as may be designated by The Depository Trust Company (“DTC”), (iii) registration of such Shares in the name of DTC or its nominee, and DTC or another person on behalf of DTC maintaining possession of certificates representing such Shares and (iv) DTC indicating by book entries on its books that security entitlements with respect to such Shares have been credited to the Underwriter’s securities accounts, the Underwriter will acquire a security entitlement with respect to such Shares and no action based on an adverse claim (as defined in Section 8-102 of the New York UCC) may be asserted against the Underwriter (assuming that (A) the Underwriter is purchasing such Shares without notice of any adverse claim, (B) DTC is a “securities intermediary” as defined in Section 8-102 of the New York UCC and (C) the State of New York is the “security intermediary’s jurisdiction” of DTC for purposes of Section 8-110 of the New York UCC).
     (e) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the General Disclosure Package does not contain, and the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain, any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph 2(e) only apply to statements in or omissions from the Registration Statement, the General Disclosure Package or the Prospectus based upon information relating to such Selling Shareholder furnished to the Company in writing by such Selling Shareholder specifically for use therein, it being understood and agreed that the only such information furnished to the Company by such Selling Shareholder consists of the name of such Selling Shareholder, the number of Firm Shares to be offered by such Selling Shareholder and the address and other information with respect to such Selling Shareholder (excluding any percentages), which appear in the General Disclosure Package or under the caption “Principal and Selling Shareholders” in the Prospectus (the information so furnished in writing being hereinafter called, collectively, the “Selling Shareholder Information”).
        3. Agreements to Sell and Purchase. Each Selling Shareholder, severally and not jointly, hereby agrees to sell to the Underwriter, and the Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase from such Selling Shareholder at $41.17 a share (the “Purchase Price”) the number of Shares set forth in Schedule I hereto opposite the name of such Selling Shareholder.
        4. Terms of Public Offering. The Selling Shareholders and the Company are advised by you that the Underwriter proposes to make a public offering of the Shares on the terms set forth in the Prospectus as soon after the Registration Statement and this Agreement have become effective as in its judgment is advisable.
        5. Payment and Delivery. Payment for the Shares to be sold by each Selling Shareholder shall be made in Federal or other funds immediately available to a bank account designated by such Selling Shareholder in the United States against delivery of such Shares to the Underwriter at 10:00 a.m., New York City time, on December 12, 2005, or at such other time on the same or such other date, not later than December 19, 2005, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date”.

        The Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date. The Shares shall be delivered to you on the Closing Date with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.
        6. Conditions to the Underwriter’s Obligations. The obligations of the Selling Shareholders to sell the Shares to the Underwriter and the obligations of the Underwriter to purchase and pay for the Shares on the Closing Date are subject to the condition that no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act or proceedings therefor initiated or threatened by the Commission.
        The obligations of the Underwriter are subject to the following further conditions:
     (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:
     (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company’s securities by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and
     (ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the General Disclosure Package or the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.
     (b) The Underwriter shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 6(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.
        The officer signing and delivering such certificate may rely upon the best of his knowledge as to proceedings threatened.
     (c) The Underwriter shall have received on the Closing Date an opinion of Cooley Godward LLP, outside counsel for the Company, dated the Closing Date, to the effect that:

     (i) the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and, to such counsel’s knowledge, is duly qualified to transact business and is in good standing in each state of the United States in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;
     (ii) each of URS Holdings and EG&G (each, a “Covered Subsidiary” and together, the “Covered Subsidiaries”), and has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus;
     (iii) the authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus under the caption “Description of Capital Stock” and in the Form 8-A dated January 30, 1984 under the caption “Description of Capital Stock” (which incorporates by reference the description of the Common Stock contained in the Registration Statement on Form S-1 filed on February 28, 1983);
     (iv) the outstanding shares of Common Stock have been duly authorized and are validly issued, fully paid and non-assessable;
     (v) this Agreement has been duly authorized, executed and delivered by the Company;
     (vi) the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law (except for Section 9 relating to indemnity and contribution as to which such counsel need not express any opinion) or the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is (A) filed as an exhibit to the Registration Statement or any document incorporated by reference therein, (B) incorporated by reference in the Registration Statement or (C) which the Company has advised such counsel will be filed as an exhibit to the Company’s next annual report on Form 10-K or on a Form 8-K and was executed by the Company prior to the date of such opinion, or to the best of such counsel’s knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of its subsidiaries, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as have been made or obtained or except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares;
     (vii) the statements in (A) the Prospectus under the captions “Description of Capital Stock” and “Underwriting” and (B) the Registration Statement in Item 15, in each case insofar as such statements constitute matters of law, summaries of legal matters, provisions of the Company’s certificate of incorporation or by-laws or other equivalent corporate governance documents or legal proceedings, or legal conclusions, have been reviewed by such counsel and fairly present to the extent required by the Securities Act and the Securities Act Regulations, the matters referred to therein;
     (viii) such counsel does not know of any legal or governmental proceedings pending or overtly threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus that are not so described or described in documents incorporated by reference in the Registration Statement as required;
     (ix) the Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended; and
     (x) to such counsel’s knowledge, (A) each document filed pursuant to the Exchange Act and incorporated by reference in the Registration Statement or the Prospectus (except for the financial statements and financial schedules and other financial and statistical data derived therefrom, as to which such counsel need not express any belief) complied as to form when filed in all material respects with the requirements of the Exchange Act, and the applicable rules and regulations of the Commission thereunder and (B) the Registration Statement and the Prospectus (except for the financial statements and financial schedules and other financial and statistical data derived therefrom, as to which such counsel need not express any belief) complied as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. In addition, such counsel shall confirm that such counsel has participated in conferences with officers and other representatives of the Company and the independent public accountants of the Company and representatives of the Underwriter at which conferences the contents of the Registration Statement and the Prospectus were discussed and, although such counsel is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or Prospectus (except as and to the extent stated in subparagraphs ((iii) and (vii) above), on the basis of the foregoing, no facts have come to the attention of such counsel that causes such counsel to believe that the Registration Statement

(except for the financial statements and financial schedules and other financial and statistical data derived therefrom, as to which such counsel need not express any belief) at the time the Registration Statement was declared effective and on December 6, 2005, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or the Prospectus (except for the financial statements and financial schedules and other financial and statistical data derived therefrom, as to which such counsel need not express any opinion) as of December 6, 2005 or as of the date of such opinion contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. In addition, no facts have come to the attention of such counsel that causes such counsel to believe that the preliminary prospectus relating to the Shares dated December 6, 2005 and the accompanying prospectus dated December 5, 2005, including any document incorporated by reference therein (except for the financial statements and financial schedules and other financial and statistical data derived therefrom, as to which such counsel need not express any opinion) and the information included on Schedule II hereto, when considered together, as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     (d) The Underwriter shall have received on the Closing Date an opinion of Woodburn and Wedge, special Nevada counsel for the Company, dated the Closing Date, to the effect that:
     (i) URS Nevada has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Nevada, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus.
     (e) The Underwriter shall have received on the Closing Date an opinion of Simpson Thacher & Bartlett LLP, counsel for BK Capital Partners IV, L.P., a California limited partnership; Blum Strategic Partners, L.P., a Delaware limited partnership; Stinson Capital Partners II, L.P., a California limited partnership; Stinson Capital Partners, L.P., a California limited partnership; Stinson Capital Partners (QP), L.P., a Delaware limited partnership; Stinson Capital Partners S, L.P., a Delaware limited partnership; and Blum Capital Partners, L.P., a California limited partnership (each, a “Blum Selling Shareholder, and collectively, the “Blum Selling Shareholders”), dated the Closing Date, to the effect that:
     (i) this Agreement has been duly authorized, executed and delivered by or on behalf of each of the Blum Selling Shareholders;
     (ii) the sale of the Shares by the Blum Selling Shareholders and the compliance by the Blum Selling Shareholders with all of the provisions of this

Agreement will not breach or result in a default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument identified on the annexed schedule furnished to us by the Blum Selling Shareholders and which each Blum Selling Shareholder has represented lists all material agreements and instruments to which such Blum Selling Shareholder is a party or by which such Blum Selling Shareholder is bound or to which any of the property or assets of such Blum Selling Shareholder is subject, nor will such action violate the limited partnership agreement of any Blum Selling Shareholder or any federal or New York statute, the Delaware Revised Uniform Limited Partnership Act or the California Revised Limited Partnership Act or any rule or regulation that has been issued pursuant to any federal or New York statute or the Delaware Revised Uniform Limited Partnership Act or the California Revised Limited Partnership Act or any order known to us issued pursuant to any federal or New York statute or the Delaware Revised Uniform Limited Partnership Act or the California Revised Limited Partnership Act by any court or governmental agency or body having jurisdiction over any Blum Selling Shareholder or any of its properties or assets;
     (iii) no consent, approval, authorization, order, registration or qualification of or with any federal or New York governmental agency or body, any Delaware governmental agency or body acting pursuant to the Delaware Revised Uniform Limited Partnership Act or any California governmental agency or body acting pursuant to the California Revised Limited Partnership Act or, to our knowledge, any federal or New York court, any Delaware court acting pursuant to the Delaware Revised Uniform Limited Partnership Act or any California court acting pursuant to the California Revised Limited Partnership Act is required for the sale of the Shares by the Blum Selling Shareholders and the compliance by the Blum Selling Shareholders with all of the provisions of this Agreement, except for the registration under the Securities Act of the Shares, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters; and
     (iv) each Blum Selling Shareholder has full partnership power, right and authority to sell the Shares to be sold by such Blum Selling Shareholder and, upon the payment and transfer contemplated by this Agreement, the Underwriter will acquire a security entitlement with respect to the Shares and no action based on an adverse claim may be asserted against the Underwriter;
     (f) The Underwriters shall have received on the Closing Date an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, a special New York counsel for the Company, dated the Closing Date, to the effect that:
     (i) URS New York is an existing corporation under the laws of the State of New York. URS New York has the status of qualified to do business in Massachusetts and is in good standing in New Jersey.

     (g) The Underwriter shall have received on the Closing Date an opinion of Sidley Austin Brown & Wood LLP, counsel for the Underwriters, dated the Closing Date, covering the matters referred to in Sections 6(c)(v) and 6(c)(viii) (but only as to the statements in the Prospectus under “Description of Capital Stock” and “Underwriter”) and Section 6(c)(x) (other than clause (A)) above.
        The opinions of Cooley Godward LLP, Woodburn and Wedge, Simpson Thacher & Bartlett LLP and Skadden, Arps, Slate, Meagher & Flom LLP described in Sections 6(c), 6(d), 6(e) and 6(f) above shall be rendered to the Underwriter at the request of the Company or one or more of the Selling Shareholders, as the case may be, and shall so state therein.
     (h) The Underwriter shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriter, from PricewaterhouseCoopers LLP, independent registered public accounting firm, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in, or incorporated by reference into, the Registration Statement and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.
     (i) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by the chief financial officer of the Company, certifying as to the preparation, completeness and accuracy of certain financial and statistical data relating to the Company included in the Prospectus.
     (j) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by each of the Selling Shareholders, to the effect that the representations and warranties of the Selling Shareholders contained in this Agreement are true and correct as of the Closing Date and that the Selling Shareholders have complied with all of the agreements and satisfied all of the conditions on their respective parts to be performed or satisfied hereunder on or before the Closing Date.
        7. Covenants of the Company and the Selling Shareholders (with respect to Section 7(g) only). In further consideration of the agreements of the Underwriter herein contained, the Company covenants with the Underwriter as follows:
     (a) To furnish to you, without charge, one signed copy of the Registration Statement (including exhibits thereto and documents incorporated by reference) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(c) below, as many copies of the Prospectus, any documents incorporated by reference, and any supplements and amendments thereto or to the Registration Statement as you may reasonably request. The terms “supplement” and “amendment” or “amend” as used in this Agreement shall include all documents subsequently filed by the Company with the Commission pursuant to the Exchange Act that are deemed to be incorporated by reference in the Prospectus.

     (b) To notify you immediately, and confirm the notice in writing, (i) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement and (ii) if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Shares. The Company will effect the filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus.
     (c) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act (without reliance on Rule 424(b)(8)) any prospectus or prospectus supplement required to be filed pursuant to such Rule.
     (d) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriter the Prospectus is required by law to be delivered in connection with sales by the Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriter, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriter and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or any other registration statement relating to the Shares or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Underwriter and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.
     (e) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

     (f) To make generally available to the Company’s security holders and to you as soon as practicable an earning statement covering the twelve-month period ending December 31, 2006 that satisfies the provisions of Section 11(a) of the Securities Act and the Securities Act Regulations.
     (g) Each of the Company and each Selling Shareholder represents and agrees that, unless it obtains the prior consent of the Underwriter, and the Underwriter represents and agrees that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission or, in the case of each Selling Shareholder, whether or not required to be filed with the Commission. Any such free writing prospectus consented to by the Company or the Underwriter, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.” Each of the Company and each Selling Shareholder represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.
        8. Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of the Selling Shareholders’ obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, any Permitted Free Writing Prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriter and dealers, in the quantities hereinabove specified, (ii) the reasonable out-of-pocket expenses and, as to in-house counsel, allocated costs of the Blum Holders (as defined in the Registration Rights Agreement) of Shares incurred in connection with the Registration Statement and Prospectus including, without limitation, the reasonable fees and disbursements of not more than one outside counsel and one in-house counsel (who may be employed by an Affiliate (as defined in the Registration Rights Agreement) of a Blum Holder) for the Blum Holders chosen by the Blum Holders holding a majority of the Shares; provided that the Company shall not pay any fees or expenses incurred by or on behalf of any Blum Holder who, without cause, either withdraws a request for registration or withdraws from a registration, in which case such fees and expenses shall be the sole responsibility of such Blum Holder, (iii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriter, including any transfer or other taxes payable thereon, (iv) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriter in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (v) all filing fees and the reasonable fees and disbursements of counsel to the Underwriter incurred in connection with the review and qualification of the offering of the Shares by the National Association of Securities Dealers, Inc., (vi) all costs and expenses incident to listing the Shares on the NYSE and the Pacific Exchange, (vii) the cost of printing certificates representing the Shares, (viii) the costs and charges of any transfer agent, registrar or depositary, (ix) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (x) the document production charges and expenses associated with printing this Agreement and (xi) all other costs and expenses incident to the performance of the obligations of the Selling Shareholders hereunder for which provision is not otherwise made in this Section. It is understood, however, that (A) except as provided in this Section, Section 9 entitled “Indemnity and Contribution”, and the last paragraph of Section 11 below, the Underwriter will pay all of its costs and expenses, including fees and disbursements of its counsel, stock transfer taxes payable on resale of any of the Shares by it and any advertising expenses connected with any offers it may make and (B) the Company shall not pay or cause to be paid any underwriting discounts or commissions or any transfer taxes payable in respect of the sale of Shares, which such expenses shall be paid or borne by the Selling Shareholders thereof. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to the extent that any expenses incident to the performance of the Selling Shareholders’ obligations under this Agreement are not payable by the Company pursuant to this Section 8, such expenses shall be paid by the Selling Shareholders.
        The provisions of this Section shall not supersede or otherwise affect any agreement that the Selling Shareholders may otherwise have for the allocation of such expenses among themselves.
        9. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless the Underwriter, each person, if any, who controls the Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of the Underwriter within the meaning of Rule 405 under the Securities Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or preliminary prospectus supplement, any Issuer Free Writing Prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Underwriter furnished to the Company in writing by the Underwriter through you expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus or preliminary prospectus supplement shall not inure to the benefit of the Underwriter or any person controlling the Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of the Underwriter to the person asserting any such losses, claims, damages or liabilities, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Company with Section 7(a) hereof.
        (b) The Company agrees to indemnify and hold harmless each Selling Shareholder, each person, if any, who controls any Selling Shareholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, each affiliate of any Selling Shareholder within the meaning of Rule 405 under the Securities Act and each of their respective officers, directors, employees, representatives and agents, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or preliminary prospectus supplement, any Issuer Free Writing Prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon Selling Shareholder Information relating to such Selling Shareholder.
        (c) Each Selling Shareholder agrees, severally and not jointly, to indemnify and hold harmless the Company, the directors of the Company, the officers of the Company who sign the Registration Statement, the Underwriter, and each person, if any, who controls the Company or the Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of the Underwriter within the meaning of Rule 405 under the Securities Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to Selling Shareholder Information relating to such Selling Shareholder; provided, further, that the liability under this subsection (c) of any Selling Shareholder shall be limited to an amount equal to the gross proceeds, after underwriting commissions and discounts and expenses, to such Selling Shareholder from the sale of Shares sold by such Selling Shareholder hereunder; and provided, further, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of the Underwriter, or any person controlling the Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of the Underwriter to the person asserting any such losses, claims, damages or liabilities, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Company with Section 7(a) hereof.
        (d) The Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Shareholders, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or any Selling Shareholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or preliminary prospectus supplement, any Issuer Free Writing Prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use in the Registration Statement, any preliminary prospectus or preliminary prospectus supplement, any Issuer Free Writing Prospectus, the Prospectus or any amendments or supplements thereto.
        (e) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 9(a), 9(b), 9(c) or 9(d), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (x) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Underwriter and all persons, if any, who control the Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of the Underwriter within the meaning of Rule 405 under the Securities Act, (y) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and (z) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Selling Shareholders, all persons, if any, who control any

Selling Shareholder within the meaning of either such Section, all affiliates of any Selling Shareholder within the meaning of Rule 405 under the Securities Act and each of their respective officers, directors, employees, representatives and agents, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriter and such control persons and affiliates of the Underwriter, such firm shall be designated in writing by you. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Shareholders, such control persons of any Selling Shareholders, such affiliates of any Selling Shareholders and such respective officers, directors, employees, representatives and agents, such firm shall be designated in writing by the Selling Shareholders. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (1) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and has not been objected to by such indemnifying party within such 30 day period and (2) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.
        (f) To the extent the indemnification provided for in Section 9(a), 9(b), 9(c) or 9(d) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 9(f)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 9(f)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriter on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by each Selling Shareholder and the total underwriting discounts and commissions received by the Underwriter, in each case as set forth in the table on the cover of the Prospectus Supplement, bear to the aggregate Purchase Price of the Shares. The relative fault of the Selling Shareholders on the one hand and the Underwriter on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Selling Shareholders or by the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The liability of each Selling Shareholder under the contribution agreement contained in this Section 9(f) shall (i) apply only with reference to the Selling Shareholder Information relating to such Selling Shareholder and (ii) be limited to an amount equal to the gross proceeds, after underwriting commissions and discounts and expenses, to such Selling Shareholder from the sale of Shares sold by such Selling Shareholder hereunder.
        (g) The Selling Shareholders and the Underwriter agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(f). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. Furthermore, the liability of each Selling Shareholder to contribute under subsection (f) of this Section 9 shall be limited to an amount equal to (i) the gross proceeds, before underwriting commissions and discounts and expenses, to such Selling Shareholder from the sale of Shares sold by such Selling Shareholder hereunder less (ii) any amounts which such Selling Shareholder has paid under Section 9(c) hereof. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.
        (h) The indemnity and contribution provisions contained in this Section 9 and the representations, warranties and other statements of the Company and the Selling Shareholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Underwriter, any person controlling the Underwriter or any affiliate of the Underwriter, any Selling Shareholder or any person controlling any Selling Shareholder, or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.
        10. Termination. The Underwriter may terminate this Agreement by notice given to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange, the Chicago

Board of Trade or the Pacific Exchange, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets, currency exchange rates or controls or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Prospectus.
        11. No Advisory or Fiduciary Relationship. Each of the Company and each Selling Shareholder acknowledges and agrees that (a) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the public offering price of the Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Selling Shareholder, on the one hand, and the Underwriter, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction the Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company or any Selling Shareholder, or its respective stockholders, creditors, employees or any other party, (c) the Underwriter has not assumed nor will it assume an advisory or fiduciary responsibility in favor of the Company or any Selling Shareholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Underwriter has advised or is currently advising the Company or any Selling Shareholder on other matters) and the Underwriter has no obligation to the Company or any Selling Shareholder with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriter and its affiliates may be engaged in a broad range of transactions that involve interests that differ from those of each of the Company and each Selling Shareholder, and (e) the Underwriter has not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company and each of the Selling Shareholders has consulted its own respective legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.
        12. Effectiveness. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.
        If this Agreement shall be terminated by the Underwriter because of any failure or refusal on the part of any Selling Shareholder to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason any Selling Shareholder shall be unable to perform its obligations under this Agreement, the Selling Shareholders will reimburse the Underwriter for all out-of-pocket expenses (including the fees and disbursements of its counsel) reasonably incurred by the Underwriter in connection with this Agreement or the offering contemplated hereunder.
        13. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

        14. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.
        15. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.
[SIGNATURE PAGE FOLLOWS]

Very truly yours, URS CORPORATION
By:	/s/ Reed N. Brimhall
	Name:	Reed N. Brimhall
	Title:	Vice President, Controller and Chief Accounting Officer

BK CAPITAL PARTNERS IV, L.P.

By:	Blum Capital Partners, L.P., its general
partner

	By:	Richard C. Blum & Associates, Inc.,
its general partner

	By:	/s/ Gregory D. Hitchan
Name: Gregory D. Hitchan
Title: General Counsel and Secretary

BLUM STRATEGIC PARTNERS, L.P.

By:	Blum Strategic GP, L.L.C., its general
partner

By:	/s/ Gregory D. Hitchan
Name: Gregory D. Hitchan
Title: Member and General Counsel

STINSON CAPITAL PARTNERS II, L.P.

By:	Blum Capital Partners, L.P., its general
partner

	By:	Richard C. Blum & Associates, Inc.,
its general partner

	By:	/s/ Gregory D. Hitchan
Name: Gregory D. Hitchan
Title: General Counsel and Secretary

STINSON CAPITAL PARTNERS, L.P.

By:	Blum Capital Partners, L.P., its general
partner

	By:	Richard C. Blum & Associates, Inc.,
its general partner

	By:	/s/ Gregory D. Hitchan
Name: Gregory D. Hitchan
Title: General Counsel and Secretary

STINSON CAPITAL PARTNERS (QP), L.P.

By:	Blum Capital Partners, L.P., its general
partner

	By:	Richard C. Blum & Associates, Inc.,
its general partner

	By:	/s/ Gregory D. Hitchan
Name: Gregory D. Hitchan
Title: General Counsel and Secretary

STINSON CAPITAL FUND (CAYMAN), LTD

By:	Blum Capital Partners, L.P., its investment
advisor

	By:	Richard C. Blum & Associates, Inc.,
its general partner

By:	/s/ Gregory D. Hitchan

Name: Gregory D. Hitchan
Title: General Counsel and Secretary

STINSON CAPITAL PARTNERS S, L.P.

By:	Blum Capital Partners, L.P., its general
partner

	By:	Richard C. Blum & Associates, Inc.,
its general partner

	By:	/s/ Gregory D. Hitchan
Name: Gregory D. Hitchan
Title: General Counsel and Secretary

BLUM CAPITAL PARTNERS, L.P.

By:	Richard C. Blum & Associates, Inc.,
its general partner

By:	/s/ Gregory D. Hitchan
Name: Gregory D. Hitchan
Title: General Counsel and Secretary

Accepted as of the date hereof
Merrill Lynch, Pierce, Fenner & Smith
                    Incorporated

By:	/s/ Leonard Chung
Authorized Representative

SCHEDULE I

Number of Shares
Selling Shareholder	To Be Sold

BK Capital Partners IV, L.P.	182,815
Blum Strategic Partners, L.P.	3,086,621
Stinson Capital Partners II, L.P.	54,233
Stinson Capital Partners, L.P.	117,015
Stinson Capital Partners (QP), L.P.	104,112
Stinson Capital Fund (Cayman), Ltd	18,096
Stinson Capital Partners S, L.P.	17,772
Blum Capital Partners, L.P.	243

Total	3,580,907

Sch I-1

SCHEDULE II
URS CORPORATION
3,580,907 Shares of Common Stock
(Par Value $0.01 Per Share)
1.	The price to public per share for the Shares is $41.55.

2.	Delivery of the Shares will be made on or about December 12, 2005.
Sch II-1

SCHEDULE III
SPECIFY EACH ISSUER GENERAL USE FREE WRITING PROSPECTUS
None.
Sch III-1